Exhibit 99.1

COMPASS Pathways announces CFO transition

London, UK – October 26, 2023

COMPASS Pathways plc (Nasdaq: CMPS) (“COMPASS” or the “company”), a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health, today announced that Mike Falvey, Chief Financial Officer, will depart the company on November 3, 2023, to pursue other opportunities. Mary-Rose Hughes, current Vice President of Finance at COMPASS, will assume the role of interim CFO effective today. COMPASS has begun a search to select a permanent Chief Financial Officer.

"On behalf of the Board and the company, we thank Mike for his leadership and the many contributions he made during his tenure at COMPASS,” said Kabir Nath, Chief Executive Officer of COMPASS Pathways. “He played a vital role in our recently completed private placement, which both extended the company's cash runway beyond expected key phase 3 top-line clinical data readouts and brought leading biotech investors into our shareholder base. We wish Mike continued success in his future endeavours.”

Ms. Hughes joined COMPASS as its second finance team employee in May 2020. She has deep knowledge of COMPASS’s business and has led the creation and operation of the company’s financial operations, treasury, tax, financial planning and analysis, and external reporting. She played a key role in COMPASS’s IPO, follow-on public equity offering, term loan facility, and private placement financing. Prior to joining COMPASS, Ms. Hughes began her career in public accounting with Ernst and Young and was Head of Financial Reporting for Veolia UK & Ireland. She earned her LLB in Law at Queen’s University, Belfast and her ACA qualification from Chartered Accountants, Ireland.

About COMPASS Pathways
COMPASS Pathways plc (Nasdaq: CMPS) is a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health. Our focus is on improving the lives of those who are suffering with mental health challenges and who are not helped by current treatments. We are pioneering the development of a new model of psilocybin therapy, in which our proprietary formulation of synthetic psilocybin, COMP360, is administered in conjunction with psychological support. COMP360 has been designated a Breakthrough Therapy by the U.S. Food and Drug Administration (FDA) and has received Innovative Licensing and Access Pathway (ILAP) designation in the UK for treatment-resistant depression (TRD). We have commenced a phase 3 clinical program of COMP360 psilocybin therapy in TRD, the largest randomized, controlled, double-blind psilocybin therapy clinical program ever conducted. Previously, we completed a phase 2b study with top line data showing a statistically significant (p<0.001) and clinically relevant improvement in depressive symptom severity after three weeks for patients who received a single 25mg dose of COMP360 psilocybin with psychological support. We are also conducting phase 2 clinical studies of COMP360 psilocybin therapy for

Exhibit 99.1
post-traumatic stress disorder (PTSD) and anorexia nervosa. COMPASS is headquartered in London, UK, with offices in New York and San Francisco in the United States. Our vision is a world of mental wellbeing. www.compasspathways.com.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements can be identified by terminology such as “will”, “may”, “might”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “objective”, “anticipate”, “believe”, “contemplate”, “estimate”, “predict”, “potential”, “continue” and “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, our expectations regarding our financial position, funding requirements and cash runway, COMPASS’s expectations regarding its plans for a new Chief Financial Officer and COMPASS’s expectations regarding its COMPASS’s pivotal phase 3 program or other trials to support regulatory filings and approvals. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond COMPASS’s control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.

These risks, uncertainties, and other factors include, among others: market risks and other market conditions; the hiring market and timing for the Company to find a new Chief Financial Officer; clinical development is lengthy and expensive process with uncertain outcomes, and therefore our clinical trials may be delayed or terminated and may be more costly than expected; we will require substantial additional funding to achieve our business goals and if we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our product development efforts; our efforts to obtain marketing approval from the applicable regulatory authorities in any jurisdiction for COMP360 or any future product candidates may be unsuccessful; establishing, maintaining, defending and enforcing our patents and other intellectual property rights covering our investigational COMP360 psilocybin therapy may be challenging and costly and our efforts to protect our patents and other intellectual property rights may be unsuccessful; our efforts to commercialize and to obtain coverage and reimbursement for our investigational COMP360 psilocybin therapy, if approved, may be unsuccessful; our ability to successfully manage senior management changes; economic and geopolitical uncertainties and those risks and uncertainties described under the heading “Risk Factors” in COMPASS’s most recent annual report on Form 10-K or quarterly report on Form 10-Q and in other reports we have filed with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, COMPASS disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information,

Exhibit 99.1
future developments or otherwise. These forward-looking statements are based on COMPASS’s current expectations and speak only as of the date hereof.

Enquiries:
Media: Amy Lawrence, media@compasspathways.com, +44 7813 777 919
Investors: Stephen Schultz, stephen.schultz@compasspathways.com, +1 401 290 7324